Navan Announces Strong Second Quarter Fiscal Year 2027 Results
Revenue grew 35% and Gross Booking Volume (GBV) grew 45% Year-Over-Year
New Signed GBV Reached a Record $4.0 Billion in our SLG Business Over the TTM, Up 60% Year-Over-Year
Raises Fiscal Year 2027 Outlook

PALO ALTO, CA, September 9, 2026 — Navan, Inc. (NASDAQ: NAVN), the global AI-powered business travel and expense platform, today reported financial results for its second quarter ended July 31, 2026.
Management Commentary
“Q2 was another quarter of exceptional execution, with results exceeding expectations and new business momentum reaching the highest level in Navan’s history. We delivered strong growth with new signed GBV in our SLG business growing 60% year-over-year on a trailing-twelve-month basis to a record $4 billion. We believe our results reflect durable demand for face-to-face connection and the combined strength of our superior technology, go-to-market model, and differentiated customer experience,” said Ariel Cohen, Navan co-founder and CEO. “We are again raising our full-year outlook as we enter the second half in a position of growing strength. We are leading travel into the agentic era - combining proprietary AI with human expertise across the entire journey to advance our vision to build the best travel agency on the planet.”
“Q2 showcased our ability to deliver sustained growth while driving meaningful operating leverage. Revenue grew 35%, non-GAAP income from operations more than doubled, and we generated positive cash flow, underscoring the strong fundamentals and discipline of our business model,” said Aurélien Nolf, Navan CFO. “Total GBV grew 45% to more than $3 billion, reflecting strength from new customers, ramping cohorts, and expansion of our installed base. We believe our record signed demand provides good visibility into future growth, and we remain focused on expanding Navan’s opportunity as we leverage our proprietary AI to scale our platform more efficiently, which should strengthen our foundation for durable growth and cash flow generation.”
Second Quarter Fiscal Year 2027 Financial Highlights
Revenue
•Total Revenue was $233 million, an increase of 35% year-over-year.
◦Usage revenue was $211 million, an increase of 35% year-over-year.
◦Subscription revenue was $21 million, an increase of 39% year-over-year.
◦Gross Booking Volume grew 45% year-over-year, to $3.0 billion in the quarter.
◦Payment Volume grew 34% year-over-year, to $1.3 billion in the quarter.
Gross Profit
•GAAP gross profit reached $172 million, representing 74% gross margin, compared to $125 million, or 73% gross margin in the second quarter of fiscal year 2026.
•Non-GAAP gross profit was $175 million, representing 75% non-GAAP gross margin, compared to $126 million, or 73% non-GAAP gross margin in the second quarter of fiscal year 2026.
Income (Loss) from Operations
•GAAP loss from operations was $(26) million, compared to a GAAP loss from operations of $(12) million in the second quarter of fiscal year 2026; GAAP operating margin was (11)%, compared to (7)% in the second quarter of fiscal year 2026.
•Non-GAAP income from operations was $17 million, compared to non-GAAP income from operations of $8 million in the second quarter of fiscal year 2026; non-GAAP operating margin was 7%, compared to 5% in the second quarter of fiscal year 2026.
Net Income (Loss)
•GAAP net loss was $(29) million, compared to a GAAP net loss of $(39) million in the second quarter of fiscal year 2026.
•Non-GAAP net income was $14 million, compared to a non-GAAP net loss of $(8) million in the second quarter of fiscal year 2026.

Recent Business Highlights:
•Continued Enterprise Momentum: Navan continues to gain traction in the enterprise market by partnering with global leaders like Cummins, Enbridge, Evotec, Ingersoll Rand, Insight Enterprises, and Viessmann Generations Group to modernize their travel and expense programs.
•Advanced Proprietary AI Models: Over 50% of AI calls run on Navan's own proprietary models, up from 30% reported on the Q1 earnings call. Ava, Navan's AI support agent, handled approximately 60% of customer interactions in Q2.
•Launched Model Context Protocol (MCP) for Travel & Expense: Connecting Navan to customers’ preferred AI tools so administrators and finance leaders can analyze spend, booking, and policy data through natural-language queries, while laying the foundation for future agentic workflows.
•Accelerated New Distribution Capacity (NDC) Leadership and Enhanced Global Connectivity: Delivering more value to customers through an industry-first hotel-TMC direct connection with Hilton, unlocking greater savings, richer content, and an enhanced user experience. Navan also launched a new direct NDC connection with ITA Airways, upgraded its NDC direct connection with Singapore Airlines, and added integrations with Caledonian Sleeper and Virtuo.
•Unveiled Navan Edge Partnership with OpenTable: Bringing hyper-personalized restaurant discovery and reservation booking into Navan Edge’s AI travel assistant, enabling travelers to manage flights, hotels, dining, and loyalty in one integrated, trip-aware experience.
•Acquired Smartrips, a leading Brazilian travel management company: Extending the company’s footprint deeper into Latin America, one of the largest and fastest-growing segments of the global corporate travel market.

Acquired BoomPop: In a separate press release issued today, Navan announced that it has acquired BoomPop, an AI-native platform for meetings and events. The acquisition is expected to advance Navan’s strategy to power in-person connections and provide customers a single destination for travel, expense, payments, meetings and events.
Financial Outlook:
For the third quarter of fiscal year 2027 (ending October 31, 2026), Navan currently expects:
•Total revenue in the range of $253 - $255 million, representing year-over-year growth of 30% at the midpoint
•Non-GAAP income from operations of $35.5 - $36.5 million and non-GAAP operating margin of 14% at the midpoint
For the fiscal year 2027 (ending January 31, 2027), Navan increased its total revenue and non-GAAP operating outlook and reaffirmed its non-GAAP operating margin outlook as follows:
•Total revenue in the range of $927 - $933 million, representing year-over-year growth of 32% at the midpoint
•Non-GAAP income from operations in the range of $82 - $86 million and non-GAAP operating margin of 9% at the midpoint
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Navan's results computed in accordance with GAAP.
Earnings Webcast:
Navan will host a conference call on Wednesday, September 9, 2026, at 2:00 p.m. Pacific Time (PT) to discuss the company’s second quarter fiscal 2027 financial results and its business outlook. To register for this conference call, please use this dial-in registration link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast, please use this link or visit Navan's Investor Relations website at investors.navan.com.
Supplemental materials, including management’s prepared remarks and a slide presentation, will be available on Navan's Investor Relations website at investors.navan.com in advance of the call. An archived webcast of this conference call will also be available on Navan's Investor Relations website.
The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.
Non-GAAP Financial Measures:
Navan has provided in this press release supplemental financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including references to non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow. Navan uses these non-GAAP financial measures internally in analyzing its financial results and believes that the disclosure of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and because it allows for greater transparency with respect to key measures used by senior management in our financial and operational decision making. These non-GAAP financial measures, which may be different from similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our operating performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP.
We include these non-GAAP financial measures because they are important measures upon which our management assesses our operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors because they provide useful information about our financial performance, consistency and comparability with past financial performance and may assist in comparisons with other companies in our industry, some of which use similar non-GAAP financial information to supplement their GAAP results.
Non-GAAP financial measures have limitations in their usefulness to investors and should not be considered in isolation or as substitutes for financial information presented under GAAP. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
A reconciliation of Navan’s historical non-GAAP financial measures presented in this press release to their most directly comparable GAAP measures has been provided in the financial statement tables included herein, and investors are encouraged to review the reconciliations.
•Non-GAAP Gross Profit and Non-GAAP Gross Margin. Navan defines non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation-related charges, amortization of intangible assets, and restructuring costs. Navan defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.
•Non-GAAP Income from Operations and Non-GAAP Operating Margin. Navan defines non-GAAP income from operations as GAAP loss from operations, excluding stock-based compensation-related charges, amortization of intangible assets, severance and executive transition costs, restructuring costs, and gain on sale of property and equipment. Navan defines non-GAAP operating margin as non-GAAP income from operations divided by revenue.
•Non-GAAP Net Income (Loss). Navan defines non-GAAP net income (loss) as GAAP net loss, excluding stock-based compensation-related charges, amortization of intangible assets, severance and executive transition costs, restructuring costs, amortization of debt discount and debt issuance costs, gain on sale of property and equipment, loss on fair value adjustments, SAFE debt issuance costs expensed, and loss on extinguishment of debt, and adjusted to reflect the income tax effects of the non-GAAP adjustments to GAAP loss before income tax expense.
•Non-GAAP Net Income (Loss) Per Share. Navan defines non-GAAP income (loss) per share attributable to common stockholders, basic, as non-GAAP net income (loss) divided by weighted-average shares outstanding used in computing GAAP net loss per share attributable to common stockholders, basic. Navan defines non-GAAP income (loss) per share attributable to common stockholders, diluted, as non-GAAP net income (loss) divided by weighted-average shares outstanding giving effect to the weighted average of all potentially dilutive common stock equivalents outstanding for the period including options to purchase common stock, restricted stock units, and employee stock purchase rights under our 2025 Employee Stock Purchase Plan. The dilutive effect of outstanding stock awards is reflected in non-GAAP diluted income per share by application of the treasury method.
•Free Cash Flow. Navan defines free cash flow as GAAP net cash provided by operating activities reduced by cash used for investing activities for capitalized software development costs and net capital expenditures, which include purchases of property and equipment and proceeds from the sale of property and equipment. We believe that free cash flow is a meaningful indicator of our sources of liquidity and capital requirements that provides information to management and investors in evaluating the cash flow trends of our business.
Glossary of Terms:
Gross Booking Volume (GBV)
We define GBV as the total amount paid for valid bookings on our platform, measured on a booked basis and inclusive of total price, taxes, and fees, and adjusted for cancellations and refunds. We generate GBV through hotel, flight, car, and rail bookings, along with usage of our Meetings and Events, VIP, and Bleisure offerings by our customers. We expand GBV by growing our customer base, managing more business travel spend on our platform, and introducing new offerings to address different types of business travel.
Payment Volume
We define payment volume as the aggregate dollar amount of spend through Navan issued cards, settled for a given period and net of any chargebacks, cancellations, or refunds. Our payment volume grows as we increase adoption and usage of our Corporate Payments offering, where we support and issue our own cards.
New Signed GBV
Represents the estimated total annual travel spend available for revenue attach from newly acquired GBV once fully launched and ramped. Calculated based on a customer’s verified historical travel spend from the prior year, this forward-looking metric serves as a leading indicator of future platform volume.

Sales-Led Growth (SLG)
SLG represents our sales-led growth channel, in which qualified sales professionals actively identify, engage, and support prospective customers through the evaluation and purchasing process.
Forward-Looking Statements:
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the performance of Navan’s business and ability to lead the travel industry into the agentic era by combining proprietary AI with human expertise, Navan’s financial results, including Navan’s anticipated total revenue, non-GAAP income from operations, and non-GAAP operating margin for the fiscal quarter ending October 31, 2026 and the fiscal year ending January 31, 2027, Navan’s liquidity and capital resources, the extent to which Navan’s signed demand provides visibility into future growth, the size of Navan’s market opportunity, market trends, the company’s business strategy, including with respect to organic and inorganic growth, its plans such as the Hilton co-creation initiative and expected benefits to be derived therefrom, and its ability to scale its platform and other non-historical statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” or similar expressions. Such statements are subject to risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These include, but are not limited to: Navan’s limited operating history; the growth rate of the markets in which Navan competes; Navan’s ability to effectively manage and sustain its growth; Navan’s ability to compete with existing competitors and new market entrants; Navan’s ability to attract new customers and to renew and expand its relationships with current customers; adverse changes in relationships with third parties on which Navan depends; Navan’s ability to utilize AI successfully in its current and future products; disruptions or other business interruptions that affect the availability of Navan’s platform, including cybersecurity incidents; and general global market, political, economic, and business conditions, including those related to global macroeconomic conditions, actual or perceived instability in the banking sector, energy and other supply chain disruptions, a potential recession, inflation, interest rate volatility, and geopolitical uncertainty, including ongoing conflicts around the world. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements contained herein are included in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Navan’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on April 2, 2026, as they may be updated by Navan’s subsequent filings with the SEC, including Navan’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026. Except as required by law, Navan undertakes no obligation, and does not intend, to update these forward-looking statements.
About Navan, Inc.:
Navan (NASDAQ: NAVN) is the global AI-powered business travel and expense platform that makes travel easy for travelers. From finding flights and hotels, to automating expense reconciliation, with 24/7 support along the way, Navan delivers an intuitive experience travelers love and finance teams rely on. See how Navan customers benefit and learn more at navan.com.
CONTACTS
Investor Relations
investors@navan.com
Media Relations
press@navan.com

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenue	$232,790	$171,952	$453,021	$329,413
Cost of revenue	60,321	46,915	117,497	92,583
Gross profit	172,469	125,037	335,524	236,830
Operating expenses
Research and development	47,214	33,358	86,612	64,760
Sales and marketing	104,593	68,496	196,508	130,376
General and administrative	48,404	35,440	98,255	69,845
Total operating expenses	200,211	137,294	381,375	264,981
Gain on sale of property and equipment	2,172	—	2,172	—
Loss from operations	(25,570)	(12,257)	(43,679)	(28,151)
Interest expense	(2,905)	(15,635)	(5,727)	(31,971)
Other income, net	2,191	580	3,418	6,699
Loss on extinguishment of debt	—	—	—	(20,528)
Loss on fair value adjustments	—	(7,750)	—	(17,886)
Loss before income tax expense	(26,284)	(35,062)	(45,988)	(91,837)
Income tax expense	2,833	3,561	3,635	8,043
Net loss	$(29,117)	$(38,623)	$(49,623)	$(99,880)
Net loss per share attributable to common stockholders:
Basic and diluted net loss per share	$(0.11)	$(0.83)	$(0.20)	$(2.15)

Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders	256,369,621	46,546,290	253,375,867	46,350,553

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of
	July 31, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$653,015	$583,516
Restricted cash, current	89,840	79,647
Short-term investments	167,029	156,994
Accounts receivable, net	212,476	215,941
Corporate card receivables, net	212,935	206,182
Contract acquisition costs, current	13,872	9,466
Prepaid expenses and other current assets	55,454	55,241
Total current assets	1,404,621	1,306,987
Restricted cash, non-current	5,603	4,911
Contract acquisition costs, non-current	41,853	29,177
Operating lease right-of-use assets	39,358	43,430
Property, equipment, and software, net	38,062	35,028
Intangible assets, net	17,684	19,274
Goodwill	236,793	241,309
Other non-current assets	27,094	28,645
Total assets	$1,811,068	$1,708,761
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$56,792	$65,939
Accrued expenses and other current liabilities	204,208	197,253
Notes payable, current	867	584
Operating lease liabilities, current	13,426	11,973
Deferred revenue, current	45,737	45,187
Total current liabilities	321,030	320,936
Operating lease liabilities, non-current	31,751	37,587
ABL facility	6,000	6,000
Warehouse credit facility	118,174	118,174
Notes payable, non-current	—	37
Other non-current liabilities	18,452	17,966
Total liabilities	495,407	500,700
Stockholders' equity
Preferred stock	—	—
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	3,390,753	3,226,427
Accumulated deficit	(2,064,766)	(2,015,143)
Accumulated other comprehensive loss	(10,328)	(3,225)
Total stockholders’ equity	1,315,661	1,208,061
Total liabilities and stockholders’ equity	$1,811,068	$1,708,761

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$(29,117)	$(38,623)	$(49,623)	$(99,880)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation, net of amounts capitalized	41,857	18,649	79,169	35,909
Non-cash interest expense	498	7,693	945	17,634
Deferred income taxes	485	350	(401)	350
Depreciation and amortization	5,901	6,278	11,622	12,209
Gain on sale of property and equipment	(2,172)	—	(2,172)	—
Amortization of contract acquisition costs	2,687	1,310	5,054	2,541
Provision for doubtful accounts	4,034	2,111	5,905	4,385
Loss on fair value adjustments	—	7,750	—	17,886
Debt issuance costs expensed related to SAFEs	—	—	—	2,913
Loss on extinguishment of debt	—	—	—	20,528
Other	(746)	48	(286)	(327)
Changes in operating assets and liabilities:
Accounts receivable	10,155	(7,091)	(3,575)	(1,518)
Prepaid expenses and other current assets	(3,090)	(4,964)	(570)	(14,927)
Contract acquisition costs	(15,708)	(6,744)	(22,136)	(9,247)
Other non-current assets	276	120	657	858
Accounts payable	(4,084)	3,653	(4,858)	2,933
Accrued expenses and other current liabilities	6,130	8,203	(3,267)	6,844
Deferred revenue	4,815	2,495	2,903	5,858
Operating lease right-of-use asset and operating lease liabilities, net	(165)	85	(311)	(96)
Other non-current liabilities	3,430	(1,090)	(668)	(69)
Net cash provided by operating activities	25,186	233	18,388	4,784
Cash flows from investing activities:
Capitalized software development costs	(5,412)	(4,280)	(10,059)	(8,207)
Purchases of property and equipment	(923)	(98)	(1,028)	(188)
Purchases of investments	(51,888)	—	(110,989)	—
Maturities of investments	46,837	—	100,297	—
Proceeds from the sale of property and equipment	2,647	—	2,647	—
Change in corporate card receivables	13,369	(3,895)	(4,967)	(2,306)
Other	—	64	—	(354)
Net cash provided by (used in) investing activities	4,630	(8,209)	(24,099)	(11,055)
Cash flows from financing activities:
Proceeds from stock option exercises	62,975	4,571	77,706	6,154
Proceeds from borrowings of debt	769	16,022	769	190,967
Proceeds from issuance of SAFEs	—	—	—	155,000
Payments of borrowings of debt	(226)	(75,241)	(519)	(333,775)
Payments for debt issuance costs	—	—	—	(10,985)
Payments of deferred offering costs	(88)	(755)	(495)	(755)
Taxes collected from the settlement of equity awards	11,213	—	11,213	—
Payment of tax withholdings on equity awards	(437)	—	(437)	—
Net cash provided by (used in) financing activities	74,206	(55,403)	88,237	6,606
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(576)	(175)	(2,142)	4,608
Net increase (decrease) in cash, cash equivalents and restricted cash	103,446	(63,554)	80,384	4,943
Cash, cash equivalents and restricted cash, beginning of period	$645,012	$379,092	$668,074	$310,595
Cash, cash equivalents and restricted cash, end of period	$748,458	$315,538	$748,458	$315,538

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
	(dollars in thousands)
GAAP gross profit	$172,469	$125,037	$335,524	$236,830
GAAP gross margin	74%	73%	74%	72%
Stock-based compensation-related charges	2,415	1,063	4,204	2,110
Amortization of intangible assets	—	22	—	85
Restructuring costs	144	—	344	—
Non-GAAP gross profit	$175,028	$126,122	$340,072	$239,025
Non-GAAP gross margin	75%	73%	75%	73%

Non-GAAP Income from Operations and Non-GAAP Operating Margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
	(dollars in thousands)
GAAP loss from operations	$(25,570)	$(12,257)	$(43,679)	$(28,151)
GAAP operating margin	(11)%	(7)%	(10)%	(9)%
Stock-based compensation-related charges	43,300	19,337	81,198	36,597
Amortization of intangible assets	671	1,320	1,343	2,630
Severance and executive transition costs	377	—	1,796	—
Restructuring costs	654	—	2,408	—
Gain on sale of property and equipment	(2,172)	—	(2,172)	—
Non-GAAP income from operations	$17,260	$8,400	$40,894	$11,076
Non-GAAP operating margin	7%	5%	9%	3%

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
	(in thousands, except share and per share amounts)
GAAP net loss	$(29,117)	$(38,623)	$(49,623)	$(99,880)
Stock-based compensation-related charges	43,300	19,337	81,198	36,597
Amortization of intangible assets	671	1,320	1,343	2,630
Severance and executive transition costs	377	—	1,796	—
Restructuring costs	654	—	2,408	—
Amortization of debt discount and debt issuance costs	477	1,550	954	2,984
Gain on sale of property and equipment	(2,172)	—	(2,172)	—
Loss on fair value adjustments	—	7,750	—	17,886
SAFE debt issuance costs expensed	—	—	—	2,913
Loss on extinguishment of debt	—	—	—	20,528
Non-GAAP provision for income taxes	(447)	963	(579)	1,567
Non-GAAP net income (loss)	$13,743	$(7,703)	$35,325	$(14,775)
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.83)	$(0.20)	$(2.15)
Weighted-average shares outstanding used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	256,369,621	46,546,290	253,375,867	46,350,553
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.05	$(0.17)	$0.14	$(0.32)
Weighted-average shares outstanding used to compute non-GAAP net income (loss) per share attributable to common stockholders, basic	256,369,621	46,546,290	253,375,867	46,350,553
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.05	$(0.17)	$0.13	$(0.32)
Weighted-average shares outstanding used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	256,369,621	46,546,290	253,375,867	46,350,553
Add: Effect of potentially dilutive common stock equivalents	17,469,534	—	9,685,288	—
Weighted-average shares outstanding used to compute non-GAAP net income (loss) per share attributable to common stockholders, diluted	273,839,155	46,546,290	263,061,155	46,350,553

Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
	(in thousands)
Net cash provided by operating activities	$25,186	$233	$18,388	$4,784
Less: Capitalized software development costs	(5,412)	(4,280)	(10,059)	(8,207)
Net capital expenditures	1,724	(98)	1,619	(188)
Free cash flow	$21,498	$(4,145)	$9,948	$(3,611)